EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
          In connection with the Quarterly Report of IEA Income Fund XII, L.P. (the “Partnership”) on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Dennis J. Tietz, the President and Chief Executive Officer of Cronos Capital Corp., the General Partner of the Partnership, and John Kallas, the Chief Financial Officer of Cronos Capital Corp., certify, based on their knowledge, that:
(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Partnership.

August 11, 2006

	By	/s/ Dennis J. Tietz
Dennis J. Tietz, President and Chief Executive Officer of Cronos Capital Corp.,
General Partner of the Partnership

/s/ John Kallas

John Kallas, Chief Financial Officer of Cronos
Capital Corp., General Partner of the Partnership
A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

*	This certification, required by Section 906 of the Sarbanes-Oxley Act of 2002, other than as required by Section 906, shall not be deemed to be “filed” with the Commission or subject to the rules and regulations promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of said Act.